Exhibit 99.1

Momentus Inc. Announces Cancellation of 2025 Special Meeting of Stockholders

SAN JOSE, CA – December 15, 2025 – Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers orbital transportation and in-space infrastructure services, has cancelled the Company’s special meeting of stockholders that was originally scheduled for November 24, 2025, but was adjourned due to a lack of quorum until December 15, 2025.

About Momentus Inc.

Momentus is a U.S. commercial space company that offers commercial satellite buses, in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding management’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on April 1, 2025, as amended on April 9, 2025, as such factors may be updated from time to time in our other filings with the Commission, accessible on the Commission’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For media inquiries:

press@momentus.space

For investor relations inquiries:

investors@momentus.space